UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 03, 2005 (Date of earliest event reported)
Finisar Corporation (Exact name of registrant as specified in its charter)
DE (State or other jurisdiction of incorporation)	000-27999 (Commission File Number)	94-3038428 (IRS Employer Identification Number)
	1308 Moffett Park Drive (Address of principal executive offices)	94089 (Zip Code)
Registrant's telephone number, including area code: 1-408-548-1000

Item 2.02. Results of Operations and Financial Condition

Financial Results for Third Quarter Ending January 31, 2005

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

On March 3, 2005, the Company announced financial results for the quarter ended January 31, 2005. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying Exhibit shall not be deemed to be incorporated by reference into any filing with the SEC made by Finisar Corporation whether before or after the date hereof, regardless of any general incorporation language contained in such filing.

The Company provides in the press release and conference call certain non-GAAP financial measures. As used herein, "GAAP" refers to accounting principles generally accepted in the United States. These non-GAAP financial measures consist of gross margin, net loss and loss per share data that exclude from the directly comparable GAAP measures certain specific non-cash and cash charges listed on a table attached to the press release. As required by Regulation G, the table lists all amounts excluded from the directly comparable GAAP measures and thereby reconciles non-GAAP financial measures to the most directly comparable GAAP measures. The Company believes the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company's business, excluding certain items that would normally be included in the most directly comparable GAAP financial measure. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

99.1       Press Release of Finisar Corporation dated March 03, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 03, 2005	FINISAR CORPORATION By: /s/ Stephen K. Workman Stephen K. Workman Chief Financial Officer